For Release April 26, 2007	Contacts:
5:00 p.m. EDT	Media: Fletcher Dean
423-229-5264 / fdean@eastman.com
Investors: Greg Riddle
212-835-1620 / griddle@eastman.com

Eastman Announces First-Quarter 2007 Financial Results

KINGSPORT, Tenn., April 26, 2007 - Eastman Chemical Company (NYSE:EMN) today announced earnings of $0.91 per diluted share for first quarter 2007 versus earnings of $1.27 per diluted share for first quarter 2006. Excluding the items described in the following paragraph, first-quarter 2007 earnings were $1.19 per diluted share, while first-quarter 2006 earnings were $1.36 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying first-quarter 2007 financial tables.

Included in the results for first quarter 2007 were accelerated depreciation costs of $14 million resulting from continuing restructuring actions at the company's Longview, Texas, and Columbia, S.C., facilities and asset impairments and restructuring charges of $21 million primarily related to the recently announced divestiture of the company's San Roque, Spain, PET facility. First quarter 2006 results included asset impairments and restructuring charges of $7 million.

"Operating earnings for the company remained strong year over year with the exception of our PET business," said Brian Ferguson, chairman and CEO. "We continue to make good progress offsetting high and volatile raw material and energy costs, and we remain confident the actions being taken with our PET business will substantially improve results in the Performance Polymers segment."

(In millions, except per share amounts)	1Q2007	1Q2006
Sales revenue	$1,795	$1,803
Earnings per diluted share	$0.91	$1.27
Earnings per diluted share excluding accelerated depreciation costs and asset impairments and restructuring charges*	$1.19	$1.36
Net cash provided by operating activities	$(66)	$37

* For reconciliation to reported company and segment earnings, see Table 3, 5 and 6 in the accompanying first-quarter 2007 financial tables.

Sales revenue for first quarter 2007 was $1.8 billion, flat compared with first quarter 2006. First quarter 2007 results included contract ethylene sales resulting from the divestiture of the polyethylene business while first quarter 2006 results included sales from divested product lines. Excluding the contract ethylene sales and sales from the divested product lines, sales revenue increased by 10 percent due to higher sales volume of 5 percent and higher selling prices. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying first-quarter 2007 financial tables.

Operating earnings in first quarter 2007 were $135 million compared with operating earnings of $184 million in first quarter 2006. Excluding accelerated depreciation from first quarter 2007 and asset impairments and restructuring charges from both first quarter 2007 and first quarter 2006, operating earnings were $170 million in first quarter 2007 compared with $191 million in first quarter 2006. The decline was due primarily to lower operating results in the Performance Polymers segment. The company's first-quarter 2007 raw material and energy costs increased by approximately $50 million compared with first quarter 2006.

Segment Results 1Q 2007 versus 1Q 2006

Coatings, Adhesives, Specialty Polymers and Inks - Sales revenue declined by 1 percent as higher selling prices were more than offset by lower sales volume, particularly in adhesives product lines. The lower sales volume was attributed to the divestiture of the company's Epolene product lines in fourth quarter 2006 and reduced demand in certain adhesives products. Excluding asset impairments and restructuring charges of $7 million for first quarter 2006, operating earnings for the segment increased to $65 million in first quarter 2007 from $62 million in first quarter 2006 due to higher selling prices more than offsetting higher raw material and energy costs and lower sales volume.

Fibers - Sales revenue increased by 2 percent as higher selling prices were offset by lower sales volume. The higher selling prices were due to efforts to offset higher raw material and energy costs, particularly for wood pulp and methanol. The lower sales volume was attributed to customer buying patterns for both acetyl chemicals and acetate yarn product lines. Operating earnings declined to $59 million in first quarter 2007 compared with $66 million in first quarter 2006 primarily due to lower sales volume and higher raw material and energy costs.

Performance Chemicals and Intermediates - Sales revenue increased by 27 percent as higher sales volume more than offset lower selling prices, with both sales volume and selling prices significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business. Excluding the contract ethylene sales and divested product lines associated with the Arkansas manufacturing facility, PCI's sales revenue increased 18 percent due to an increase in sales volume of 14 percent and higher selling prices. The higher sales volume and increased selling prices were attributed to strong demand, particularly for olefin-based derivative products in Asia Pacific and the United States. Operating earnings, excluding asset impairments and restructuring charges and accelerated depreciation, increased to $61 million in first quarter 2007 compared with $41 million in first quarter 2006 due to higher selling prices and increased sales volume, with contract ethylene sales having minimal impact.

Performance Polymers - Sales revenue declined by 22 percent due to the divestiture of the polyethylene business during the fourth quarter 2006. Sales revenue for the continuing PET polymers product lines increased 9 percent due to higher sales volume primarily in Latin America attributed to continued strong demand in the region. First quarter 2007 results included asset impairments and restructuring costs of $21 million and accelerated depreciation of $7 million. Excluding those items, operating results for continuing PET product lines declined to a loss of $23 million in first quarter 2007 compared to a loss of $6 million in first quarter 2006. The decline, primarily in North America, was due to lower selling prices and higher and continued volatile raw material and energy costs which resulted in compressed gross margins. The results were impacted by costs associated with the new PET facility based on IntegRex technology becoming fully operational and the timing of the commercial launch of ParaStar PET which is produced from the IntegRex facility.

Specialty Plastics - Sales revenue increased by 13 percent due primarily to increased sales volume and higher selling prices. The increased sales volume was due to continued market development efforts, particularly in copolyester product lines. Operating earnings were $18 million in both periods as increased sales volume and higher selling prices were mostly offset by higher raw material and energy costs, particularly for paraxylene.

Cash Flow

Eastman used $66 million in cash from operating activities during first quarter 2007 which included a $100 million contribution to its U.S. defined benefit pension plan. The company does not plan to make additional contributions to the U.S. pension plan in 2007. Priorities for use of available cash continue to be to pay the dividend, fund targeted growth initiatives, and to repurchase shares under the authorized share repurchase plan. During the first quarter, share repurchases totaled $33 million.

Outlook

Commenting on the outlook for second quarter 2007, Ferguson said, "During the second quarter, we expect continued solid results in all of our segments, with the exception of Performance Polymers, despite continued high and volatile raw material and energy costs for the company. For the Performance Polymers segment, we anticipate improved results sequentially as the positive impacts of the company's IntegRex technology PET facility are partially offset by continued challenging business conditions. As a result, we expect second-quarter 2007 earnings per share excluding items related to ongoing strategic decisions to be between the middle to the low end of the First Call range of analyst estimates. The current range of analyst estimates on First Call for second quarter 2007 is $1.14 to $1.64, with a mean estimate of $1.33."

Eastman will host a conference call with industry analysts on April 27 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Event Information, Audio Archives. To listen via telephone, the dial-in number is (719) 457-2621, passcode number 7473205. A telephone replay will be available continuously from 11:00 a.m. EDT, April 27, to 12:00 midnight EDT, May 4, at 888-203-1112, passcode number 7473205.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2006 sales of $7.5 billion and approximately 11,000 employees. For more information about Eastman and its products, visit www.eastman.com.

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Forward Looking Statements:

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; operation of new manufacturing facilities; costs of and improved financial performance from strategic restructuring decisions and actions; and earnings of the company and its segments for second quarter 2007.  Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for full-year 2006 and the Form 10-Q to be filed for first quarter 2007, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

FINANCIAL INFORMATION
April 26, 2007

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), April 27, 2007.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Other Sales Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation, Asset Impairments and Restructuring Charges and Other Operating (Income) Charges	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings, Accelerated Depreciation, Asset Impairments and Restructuring Charges and Other Operating (Income) Charges	6

TABLE 6	Operating Earnings, Net Earnings, and Earnings Per Share Reconciliation	8

TABLE 7	Statements of Cash Flows	9

TABLE 8	Selected Balance Sheet Items	10

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	First Quarter
(Dollars in millions, except per share amounts)	2007	2006

Sales	$1,795	$1,803
Cost of sales	1,502	1,472
Gross profit	293	331

Selling, general and administrative expenses	101	98
Research and development expenses	36	42
Asset impairments and restructuring charges, net	21	7
Operating earnings	135	184

Interest expense, net	18	20
Other (income) charges, net	(3)	(1)
Earnings before income taxes	120	165
Provision for income taxes	43	60
Net earnings	$77	$105

Earnings per share
Basic	$0.92	$1.28
Diluted	$0.91	$1.27

Shares (in millions) outstanding at end of period	84.1	81.8

Shares (in millions) used for earnings per share calculation
Basic	83.9	81.5
Diluted	85.0	82.4

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 2A - OTHER SALES INFORMATION

	First Quarter (1)
(Dollars in millions)	2007	2006
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$345	$349
Fibers	234	230
Performance Chemicals and Intermediates	498	392
Performance Polymers	506	645
Specialty Plastics	212	187
Total Sales by Segment	1,795	1,803
Other	--	--
Total Eastman Chemical Company	$1,795	$1,803

(1) Amounts for sales have been adjusted to retrospectively apply changes for transfer of certain product lines between PCI and Performance Polymers.

TABLE 2B - SALES REVENUE CHANGE

First Quarter 2007 Compared to First Quarter 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	(1) %	(8) %	5%	-- %	2%
Fibers	2%	(4) %	4%	2%	-- %
Performance Chemicals and Intermediates (1) (2)	27%	34%	(14) %	6%	1%
Performance Polymers (1)	(22) %	(24) %	-- %	-- %	2%
Specialty Plastics	13%	8%	3%	-- %	2%

Total Eastman Chemical Company	-- %	(2) %	(1) %	1%	2%

(1) Includes the sales revenue from divestitures of the Company's Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and its polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments
(2) Includes sales revenue from the contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 2C - SALES BY REGION

	First Quarter
(Dollars in millions)	2007	2006

Sales by Region
United States and Canada (1)	$967	$1,073
Europe, Middle East, and Africa	373	325
Asia Pacific	253	211
Latin America (1)	202	194
	$1,795	$1,803

(1) Sales for first quarter 2006 include sales revenue from divested product lines

TABLE 2D - PERCENTAGE GROWTH IN SALES VOLUME BY REGION

First Quarter, 2007 Compared to First Quarter, 2006
Regional sales volume growth
United States and Canada	(2) %
Europe, Middle East, and Africa	4%
Asia Pacific	12%
Latin America	5%

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	First Quarter
(Dollars in millions)	2007	2006
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$65	$55
Asset impairments and restructuring charges	--	7
Operating earnings excluding certain items	65	62

Fibers
Operating earnings	59	66

Performance Chemicals and Intermediates
Operating earnings	54	41
Accelerated depreciation included in cost of goods sold	7	--
Operating earnings excluding certain items	61	41

Performance Polymers
Operating earnings (loss)	(51)	17
Accelerated depreciation included in cost of goods sold	7	--
Asset impairments and restructuring charges	21	--
Operating earnings (loss) excluding certain items	(23)	17

Specialty Plastics
Operating earnings	18	18

Total Operating Earnings by Segment and Certain Items
Total operating earnings	145	197
Total accelerated depreciation included in cost of goods sold	14	--
Total asset impairments and restructuring charges	21	7
Total operating earnings excluding certain items	180	204

Other
Operating loss	(10)	(13)

Total Eastman Chemical Company
Total operating earnings	$135	$184
Total accelerated depreciation included in cost of goods sold	14	--
Total asset impairments and restructuring charges	21	7
Total operating earnings excluding certain items	170	191

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 4 - EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,795
Less: contract ethylene sales (1)	70
Sales revenue excluding contract ethylene sales	$1,725

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue	$1,803	$1,929	$1,966	$1,752	$7,450
Less: divested product lines
Coatings, Adhesives, Specialty Polymers and Inks (2)	18	17	18	12	65
Performance Chemicals and Intermediates (3)	30	29	38	14	111
Performance Polymers (2)	180	168	169	118	635
Sales revenue - continuing product lines	$1,575	$1,715	$1,741	$1,608	$6,639

(1) Contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene businesses

(2) Polyethylene and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments located at the Longview, Texas site and the Company's ethylene pipeline were sold in fourth quarter 2006.

(3) The Company's Batesville, Arkansas manufacturing facility and related assets and the specialty organic chemicals product lines in the Performance Chemicals and Intermediates ("PCI") segment were sold in fourth quarter 2006.

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 5 - PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING (INCOME) CHARGES

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue
Performance Polymers divested product lines	$--
Continuing product lines	506
Total sales revenue	$506

Operating loss
Performance Polymers divested product lines (1)	$--
Continuing product lines	(51)
Total operating earnings	$(51)
Accelerated depreciation included in cost of goods sold
Performance Polymers divested product lines	$--
Continuing product lines	7
Total accelerated depreciation	$7
Asset impairments and restructuring charges, net
Performance Polymers divested product lines	$--
Continuing product lines	21
Total asset impairments and restructuring charges, net	$21

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue
Performance Polymers divested product lines	$180	$168	$169	$118	$635
Continuing product lines	465	528	558	456	2,007
Total sales revenue	$645	$696	$727	$574	$2,642

Operating earnings (loss)
Performance Polymers divested product lines (1)	$23	$15	$15	$83	$136
Continuing product lines	(6)	(1)	5	(80)	(82)
Total operating earnings	$17	$14	$20	$3	$54
Accelerated depreciation included in cost of goods sold
Performance Polymers divested product lines	$--	$--	$--	$--	$--
Continuing product lines	--	--	--	7	7
Total accelerated depreciation	$--	$--	$--	$7	$7
Asset impairments and restructuring charges, net
Performance Polymers divested product lines	$--	$--	$--	$--	$--
Continuing product lines	--	--	--	46	46
Total asset impairments and restructuring charges, net	$--	$--	$--	$46	$46
Other operating (income) charges
Performance Polymers divested product lines	$--	$--	$--	$(75)	$(75)
Continuing product lines	--	--	--	--	--
Total other operating (income) charges	$--	$--	$--	$(75)	$(75)

(1) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	April 26 2007
5:00 PM EDT

TABLE 6 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS
	First Quarter 2007
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$135	$120	$77	$0.91

Certain Items:
Accelerated depreciation included in cost of goods sold	14	14	9	0.10
Asset impairments and restructuring charges	21	21	16	0.18
Excluding certain items	$170	$155	$102	$1.19

	First Quarter 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$184	$165	$105	$1.27

Certain Items:
Asset impairments and restructuring charges	7	7	7	0.09
Excluding certain items	$191	$172	$112	$1.36

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 7 - STATEMENTS OF CASH FLOWS

	First Quarter
(Dollars in millions)	2007	2006

Cash flows from operating activities
Net earnings	$77	$105

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	84	74
Asset impairments	22	6
Provision (benefit) for deferred income taxes	(15)	22
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(29)	(55)
(Increase) decrease in inventories	15	(9)
Increase (decrease) in trade payables	(80)	(36)
Increase (decrease) in liabilities for employee benefits and incentive pay	(165)	(82)
Other items, net	25	12

Net cash provided by (used in) operating activities	(66)	37

Cash flows from investing activities
Additions to properties and equipment	(86)	(78)
Proceeds from sale of assets and investments	(2)	7
Additions to capitalized software	(3)	(4)
Other items, net	--	(1)

Net cash provided by (used in) investing activities	(91)	(76)

Cash flows from financing activities
Net increase in commercial paper, credit facility and other borrowings	73	35
Dividends paid to stockholders	(38)	(36)
Treasury stock purchases	(33)	--
Proceeds from stock option exercises and other items	49	1

Net cash provided by (used in) financing activities	51	--

Effect of exchange rate changes on cash and cash equivalents	--	--

Net change in cash and cash equivalents	(106)	(39)

Cash and cash equivalents at beginning of period	939	524

Cash and cash equivalents at end of period	$833	$485

EASTMAN CHEMICAL COMPANY - EMN	April 26, 2007
5:00 PM EDT

TABLE 8 - SELECTED BALANCE SHEET ITEMS

	March 31,	March 31,
(Dollars in millions)	2007	2006

Current Assets	$2,382	$1,929

Net Properties	3,034	3,176

Other Assets	700	677

Total Assets	$6,116	$5,782

Payables and Other Current Liabilities	$993	$993

Short-term Borrowings	--	4

Long-term Borrowings	1,595	1,587

Other Liabilities	1,423	1,481

Stockholders’ Equity	2,105	1,717

Total Liabilities and Stockholders’ Equity	$6,116	$5,782